Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter and Year Ended December 31, 2013 and Declares First Quarter 2014 Dividend of $0.34 per Share

Defensive Investment Strategy Underscored by Continued Strong Credit Performance

Fourth Quarter Pro-Forma Adjusted Net Investment Income of $0.34 per Weighted Average Share

Declares First Quarter 2014 Dividend of $0.34 per Share

Originated $180.3 Million of Assets in the Quarter

NEW YORK--(BUSINESS WIRE)--March 5, 2014--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter and year ended December 31, 2013 and reported fourth quarter Pro-Forma Adjusted Net Investment Income of New Mountain Finance Holdings, L.L.C. (the “Operating Company”) of $0.34 per weighted average share. Pro-forma adjusted net investment income per weighted average share for the year ended December 31, 2013 was $1.41. At December 31, 2013, net asset value (“NAV”) per share was $14.38, an increase of $0.06 from September 30, 2013 and an increase of $0.32 from December 31, 2012. The Company also announced that its board of directors declared a first quarter 2014 dividend of $0.34 per share, which will be payable on March 31, 2014 to holders of record as of March 17, 2014.

Additionally, during the fourth quarter the Operating Company amended its credit facility (the “Holdings Credit Facility”) to increase the maximum capacity of the credit facility from $250.0 million to $280.0 million.

Except where noted otherwise, all financial information shown is that of the Operating Company. Also, please note that share and unit are used interchangeably.

Selected Financial Highlights (in thousands, except per share/unit data)

	December 31, 2013
Investment Portfolio	$1,115,651
Total Assets	$1,147,841
Total Debt	$436,517
NAV	$688,516

NAV per Share/Unit	$14.38
Debt/Equity	0.63x

Investment Portfolio Composition	December 31, 2013	Percent of Total
First Lien	$553,549	49.6%
Second Lien	468,945	42.0%
Subordinated	26,863	2.4%
Preferred Equity	58,099	5.2%
Common Equity and Other	8,195	0.8%
Total	$1,115,651	100.0%

	Three Months Ended December 31, 2013			Year Ended December 31, 2013
(in millions, except per share data)	Adjusted(1)	Non-Cash Adjustments(1)	Pro-Forma Adjusted	Adjusted(1)	Non-Cash Adjustments(1)	Pro-Forma Adjusted
Net investment income (“NII”)	$16.4	($0.2)	$16.2	$66.0	($3.9)	$62.1

Net investment income per weighted average share	$0.35		$0.34	$1.50		$1.41

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1 Refer to “Reconciliation of Pro-Forma Adjusted Net Investment Income” noted below for additional details.

We believe that the strength of the Operating Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C., a leading private equity firm – is underscored by continued strong credit performance. The Operating Company has had only one portfolio company, representing approximately $5.9 million of the cost of all investments made since inception in October 2008, or less than 0.3%, go on non-accrual.

Robert Hamwee, CEO, commented “The fourth quarter represented another strong quarter for NMFC. We had our most active quarter of the year in which we originated $180.3 million of investments, maintained a stable portfolio yield and most importantly, experienced no material negative portfolio credit migration. For 2013, we originated $529.7 million of investments, continued to more than cover our dividend and maintained our focus on credit quality.”

“As managers and significant stockholders personally, we are pleased with the progress of the Company and the completion of another successful quarter and year,” added Steven B. Klinsky, NMFC Chairman. “We believe our strategy of focusing on acyclical “defensive growth” industries and on companies that we know well helps drive superior credit performance and preserve stockholder value.”

Portfolio and Investment Activity

We are a holding company with no direct operations of our own, and our sole asset is our ownership in the Operating Company. We apply an investment company master-feeder structure whereby the financial results of the Operating Company are allocated to us based on our pro-rata ownership interest in the Operating Company.

The Operating Company is externally managed by New Mountain Finance Advisers BDC, L.L.C. (the “Investment Advisor”). Both New Mountain Finance Corporation and the Operating Company have elected to be treated as business development companies under the Investment Company Act of 1940, as amended.

As of December 31, 2013, the Operating Company’s net asset value was approximately $688.5 million and its portfolio had a fair value of approximately $1,115.7 million in 59 portfolio companies, with a weighted average Yield to Maturity1 of approximately 10.6%. For the three months ended December 31, 2013, the Operating Company made approximately $180.3 million of originations and commitments2. The $180.3 million includes approximately $135.2 million of investments in nine new portfolio companies and approximately $45.1 million of investments in six portfolio companies held as of September 30, 2013. For the three months ended December 31, 2013, the Operating Company had approximately $3.0 million of sales2 in three portfolio companies and cash repayments of approximately $106.9 million.

Consolidated Results of Operations

Quarterly Results

The Operating Company’s total pro-forma adjusted investment income and adjusted investment income for the three months ended December 31, 2013 and 2012 were approximately $28.3 million and $23.9 million, respectively. For the three months ended December 31, 2013 and 2012, total pro-forma adjusted investment income and adjusted investment income consisted of approximately $24.3 million and $20.5 million in cash interest income from investments, respectively, prepayment penalties of approximately $1.4 million and $1.1 million, respectively, approximately $1.0 million and $0.6 million in payment-in-kind (“PIK”) interest income from investments, respectively, net amortization of purchase premiums/discounts and origination fees of approximately $0.7 million and $0.5 million, respectively, dividend income of approximately $0.0 million and $0.6 million, respectively, and approximately $0.9 million and $0.6 million in other income, respectively.

The Operating Company’s total pro-forma net expenses and net expenses for the three months ended December 31, 2013 and 2012 were approximately $12.1 million and $10.3 million, respectively, excluding the $0.7 million and $0.9 million of accrued hypothetical capital gains incentive fees, respectively. The hypothetical capital gains incentive fee is based upon the cumulative net Adjusted Realized Capital Gains (Losses)3 and the cumulative net Adjusted Unrealized Capital Appreciation (Depreciation)3 from inception through the end of the current period. Actual amounts paid to the Investment Adviser are consistent with the investment advisory and management agreement, as amended and restated (the “Investment Management Agreement”), and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value. As of December 31, 2013, approximately $1.1 million of capital gains incentive fee was owed under the Investment Management Agreement, as cumulative net Adjusted Realized Capital Gains exceeded cumulative Adjusted Unrealized Capital Depreciation.

Total pro-forma net expenses and net expenses for the three months ended December 31, 2013 and 2012 consisted of approximately $3.1 million and $2.8 million, respectively, of costs associated with the Operating Company’s credit facilities and approximately $7.9 million and $6.6 million, respectively, in management and incentive fees, excluding the $0.7 million and $0.9 million of accrued hypothetical capital gains incentive fees, respectively. The Operating Company has capped its direct and indirect expenses for the third year of operations at $4.25 million, resulting in professional fees, administrative expense, and other general and administrative expenses totaling approximately $1.1 million for the quarter ended December 31, 2013.

For the three months ended December 31, 2013, the Operating Company recorded approximately $1.9 million and $5.5 million of pro-forma adjusted net realized losses and pro-forma adjusted net changes in unrealized appreciation of investments, respectively. For the three months ended December 31, 2012, the Operating Company recorded approximately $2.7 million and $1.6 million in adjusted net realized gains and adjusted net changes in unrealized appreciation of investments, respectively.

Annual Results

The Operating Company’s total pro-forma adjusted investment income and adjusted investment income for the years ended December 31, 2013 and 2012 was approximately $109.1 million and $82.3 million, respectively. For the years ended December 31, 2013 and 2012, total pro-forma adjusted and adjusted investment income consisted of approximately $94.5 million and $71.9 million in cash interest income from investments, prepayment penalties of approximately $5.7 million and $3.6 million, approximately $3.4 million and $2.2 million in PIK interest income from investments, net amortization of purchase premiums and discounts and origination fees of approximately $2.5 million and $2.5 million, dividend income of approximately $0.2 million and $0.8 million and approximately $2.8 million and $1.3 million in other income, respectively.

The Operating Company’s total pro-forma net expenses and net expenses for the years ended December 31, 2013 and 2012 were approximately $47.0 million and $36.2 million, respectively, excluding the $2.9 million and $4.4 million of accrued hypothetical capital gains incentive fees, respectively. Total pro-forma net expenses and net expenses for the years ended December 31, 2013 and 2012 consisted of approximately $12.5 million and $10.1 million, respectively, of costs associated with the Operating Company’s credit facilities and approximately $30.4 million and $22.6 million, respectively, in management and incentive fees, excluding $2.9 and $4.4 million of accrued hypothetical capital gains incentive fees, respectively.

For the year ended December 31, 2013, the Operating Company recorded approximately $3.0 and $11.6 million in pro-forma adjusted net realized gains and pro-forma adjusted net changes in unrealized appreciation, respectively. For the year ended December 31, 2012, the Operating Company recorded approximately $11.9 million and $20.4 million in adjusted net realized gains and adjusted net changes in unrealized appreciation of investments, respectively.

Liquidity and Capital Resources

As of December 31, 2013, the Operating Company had cash and cash equivalents of approximately $15.0 million and total debt outstanding of approximately $436.5 million (approximately $221.8 million of the $280.0 million of total availability on the Holdings Credit Facility and $214.7 million of the $215.0 million of total availability on the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”)).

As of December 31, 2013, NMFC owned 94.4% of the Operating Company and New Mountain Finance AIV Holdings Corporation (“AIV Holdings”) owned 5.6% of the Operating Company. As of February 3, 2014, NMFC owned 100.0% of the Operating Company, refer to “Recent Developments” for more information on the secondary public offering.

Portfolio and Asset Quality

The Operating Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Operating Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual crystallization of a loss through a restructuring or impaired sale.

As of December 31, 2013, one portfolio company had an investment rating of “3”, with a cost basis of approximately $13.5 million and a fair value of approximately $7.3 million.

As of December 31, 2013, one portfolio company was on non-accrual status and had an investment rating of “4”. As of December 31, 2013, the investments in this portfolio company had an aggregate cost basis of approximately $1.6 million and an aggregate fair value of approximately $0.4 million.

Recent Developments

The Operating Company had approximately $129.1 million of originations and commitments2 in the first 64 days of the first quarter of 2014. This was offset by approximately $24.2 million of repayments and $26.8 million of sales during the same period.

On January 27, 2014, NMFC announced that the U.S. Small Business Administration ("SBA") issued a "green light" letter inviting NMFC to continue its application process to obtain a license to form and operate a Small Business Investment Company ("SBIC") subsidiary. If approved, a SBIC license would provide NMFC with an incremental source of attractive long-term capital.

Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license, and NMFC has received no assurance or indication from the SBA that it will receive a SBIC license, or of the timeframe in which it would receive a license, should one ultimately be granted.

On February 3, 2014, NMFC completed an underwritten secondary public offering of 2.7 million shares (including the full overallotment) of its common stock on behalf of a selling stockholder, AIV Holdings, at a public offering price of $14.70 per share. NMFC did not receive any proceeds from the sale of shares of NMFC’s common stock by AIV Holdings. The Operating Company and NMFC did not bear any expenses in connection with this offering. The offering expenses were borne by the selling stockholder, AIV Holdings. As of February 3, 2014, AIV Holdings no longer owns any units of the Operating Company and NMFC owns 100.0% of the outstanding units of the Operating Company. As a result, the current organizational structure may be collapsed or simplified in the future.

On March 4, 2014, the Operating Company’s board of directors, and subsequently NMFC’s board of directors, declared a first quarter 2014 distribution of $0.34 per unit/share payable on March 31, 2014 to holders of record as of March 17, 2014.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, March 6, 2014, to discuss its fourth quarter 2013 financial results. All interested parties may participate in the conference call by dialing +1 (888) 317-6016 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-6016. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

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1 References to “Yield to Maturity” assume that all investments not on non-accrual in the Operating Company’s portfolio are purchased at fair value on December 31, 2013 and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. The actual yield to maturity may be higher or lower due to the future selection of London Interbank Offered Rate (“LIBOR”) contracts by individual companies in the Operating Company’s portfolio or other factors.

2 Excludes revolvers, payment-in-kind (“PIK”), bridge loans and return of capital.

3 Under accounting principles generally accepted in the United States of America (“GAAP”), the Company’s initial public offering (“IPO”) did not step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Operating Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Operating Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Operating Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).

Financial Statements and Tables of the Operating Company

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Assets, Liabilities and Members' Capital

(in thousands, except unit and per unit data)

	December 31, 2013	December 31, 2012
Assets

Investments at fair value (cost of $1,094,080 and $976,243, respectively)	$1,115,651	$989,820
Cash and cash equivalents	14,981	12,752
Interest and dividend receivable	10,531	6,340
Deferred credit facility costs (net of accumulated amortization of $3,562 and $2,016, respectively)	4,727	5,490
Receivable from affiliate	459	534
Receivable from unsettled securities sold	-	9,962
Other assets	1,492	666
Total assets	$1,147,841	$1,025,564

Liabilities
Holdings Credit Facility	$221,849	$206,938
SLF Credit Facility	214,668	214,262
Capital gains incentive fee payable	7,636	4,407
Incentive fee payable	4,104	3,390
Management fee payable	3,856	3,222
Payable for unsettled securities purchased	3,690	9,700
Interest payable	814	712
Payable to affiliate	80	-
Dividends payable	-	11,192
Other liabilities	2,628	1,802
Total liabilities	$459,325	$455,625
Members' Capital	$688,516	$569,939
Total liabilities and members' capital	$1,147,841	$1,025,564

Outstanding common membership units	47,896,693	40,548,189
Capital per unit	$14.38	$14.06

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Operations
(in thousands)

	Years Ended December 31,
	2013	2012	2011
Investment income
Interest income	$107,027	$83,646	$55,809
Dividend income	5,049	812	-
Other income	2,836	1,328	714
Total investment income	114,912	85,786	56,523

Expenses
Incentive fee	16,502	11,537	3,522
Capital gains incentive fee	3,229	4,407	-
Total incentive fees	19,731	15,944	3,522
Management fee	14,905	11,109	4,938
Interest and other credit facility expenses	12,470	10,085	7,086
Administrative expenses	3,429	2,426	1,615
Professional fees	2,349	2,091	2,037
Other general and administrative expenses	1,584	1,374	986
Total expenses	54,468	43,029	20,184
Less: expenses waived and reimbursed	(3,233)	(2,460)	(2,186)
Net expenses	51,235	40,569	17,998

Net investment income	63,677	45,217	38,525
Net realized gains on investments	7,253	18,851	16,252
Net change in unrealized appreciation (depreciation) of investments	7,994	9,928	(23,100)
Net increase in members’ capital resulting from operations	$78,924	$73,996	$31,677

New Mountain Finance Holdings, L.L.C. Reconciliation of Pro-Forma Adjusted Net Investment Income (in millions, except for per unit data) (unaudited)

	Three months ended December 31, 2013		Year ended December 31, 2013

	Amount	Per Weighted Average Unit	Amount	Per Weighted Average Unit
GAAP net investment income ("NII")	$15.8	$0.33	$63.7	$1.45
Non-cash amortization adjustment(1)	(0.1)	-	(0.9)	(0.02)
Non-cash capital gains incentive fee(2)	0.7	0.02	3.2	0.07
Adjusted NII	$16.4	$0.35	$66.0	$1.50

Non-recurring net YP, LLC distribution(3)	(0.2)	(0.01)	(3.9)	(0.09)
Pro-forma adjusted NII	$16.2	$0.34	$62.1	$1.41

1 Adjustment to effectively step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Under GAAP, the Operating Company did not step-up the cost basis of the Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. The Operating Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Operating Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. The Operating Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains or losses and unrealized capital depreciation.

2 Reclassification of the non-cash capital gains incentive fee out of net investment income and into net change in members’ capital resulting from operations.

3 Adjustment related to the NII impact (net of incentive fee) from the non-recurring YP, LLC distribution. Three months ended December 31, 2013 reflects change in tax estimate.

New Mountain Finance Holdings, L.L.C. Pro-Forma Adjusted Net Investment Income (in millions, except per unit data) (unaudited)

	Three months ended December 31, 2013	Year ended December 31, 2013(1)
Investment income
Interest income	$27.4	$106.1
Dividend income	0.0	0.2
Other income	0.9	2.8
Total investment income	28.3	109.1

Expenses
Incentive fee	4.1	15.5
Management fee	3.8	14.9
Interest and other credit facility expenses	3.1	12.5
Administrative expenses	1.0	3.4
Professional fees	0.7	2.3
Other general and administrative expenses	0.4	1.6
Total expenses	13.1	50.2
Less: expenses waived and reimbursed	(1.0)	(3.2)
Net expenses	12.1	47.0
Net investment income	16.2	62.1

Net realized (losses) gains on investments	(1.9)	3.0
Net change in unrealized appreciation (depreciation) of investments	5.5	11.6
Capital gains incentive fee	(0.7)	(2.9)
Net increase in members’ capital resulting from operations	$19.1	$73.8

Adjusted NII per weighted average unit	$0.34	$1.41

1For the year ended December 31, 2013, the impact of the non-recurring YP distribution to net investment income (net of incentive fee), realized gain on investments, net change in unrealized appreciation of investments and capital gains incentive fee was approximately $3.9 million, $1.1 million, $0.4 million and ($0.3 million), respectively

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company used all of the proceeds from its initial public offering and concurrent private placement and the proceeds from its subsequent offerings to acquire common membership units from New Mountain Finance Holdings, L.L.C. (the “Operating Company”). The investment objective of the Operating Company is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the Operating Company’s investments may also include small equity interests. The Operating Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.L.C.

New Mountain Capital, L.L.C. is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with more than $12.0 billion in aggregate capital commitments, which includes total assets held by the Operating Company. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
David Cordova, (212) 220-3546
Chief Financial Officer and Treasurer